Exhibit 32.2

Section 1350     CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Joseph Christel, Chief Financial Officer of Proginet Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Company for the three months ended October 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C.78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 14, 2009

/s/ Joseph Christel
Joseph Christel
Chief Financial Officer

This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject of the liability of that Section.  This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except as otherwise stated in such filing.  A signed original of the written statement required by Section 906 has been provided to Proginet Corporation and will be retained by Proginet Corporation and furnished to the Securities and Exchange Commission or its staff upon request.